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                                                                    EXHIBIT 10.4



CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                    AGREEMENT

                                       FOR

                       MANUFACTURING AND SUPPLY OF BNP7787



               Made as of February 10, 2004 (the "Effective Date")

                                 by and between

                        BIONUMERIK PHARMACEUTICALS, INC.,
                   (hereinafter referred to as "BioNumerik"), a corporation duly organized and validly existing under the laws of the State of Texas with its principal offices at Suite 1250, 8122 Datapoint Drive,
                           San Antonio, TX 78229, USA

                                       and

                          RHODIA PHARMA SOLUTIONS INC.
                                                          ,
        a corporation duly organized and validly existing under the laws of Delaware, with its principal offices at 256 Prospect Plains Road, Cranbury,
           NJ 08512-7500, USA (Rhodia Pharma Solutions Inc., together with its subsidiary Rhodia Pharma Ltd., are hereinafter
                       collectively referred to as "RPS")

1        DEFINITIONS

         Unless otherwise specifically set forth herein, the following terms shall have the meanings set forth below:


1.1      Compound

         Shall mean the compound 2,2'-Dithio-Bis-Ethane sulfonate, disodium salt, also known as BNP7787 or Tavocept (TM).

1.2      Confidential Information

         Shall mean all information, whether technical or non-technical, trade secrets, discoveries, data, drawings, techniques, documents, models, samples and know-how, whether or not patented or patentable, owned or possessed by a Party on the date of this Agreement or later developed by them.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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1.3      Party

         Shall mean BioNumerik or RPS, and when used in the plural form both BioNumerik and RPS.

1.4      Product(s) or Finished Dosage Form

         Shall mean any pharmaceutical composition or formulation containing the Compound as the pharmacologically active ingredient.

1.5      Specifications

         Shall mean the specifications for the Compound attached on Annex 2 hereto.


2        AGREEMENT SCOPE AND MANUFACTURE AND SUPPLY OF COMPOUND

2.1

         (a) Phase 1 - Technology Transfer and Familiarization.

     Upon the signing of this Agreement by the Parties, RPS will undertake receipt of the technology transfer from BioNumerik and laboratory familiarization with the BNP7787 process as necessary to prepare the Compound in accordance with the Specifications, all as described in the Project Description (the "Project Description") attached hereto as Annex 1. The price for this Phase 1 material will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section
     2.3 hereof.

         (b) Phase 2 - Site Qualification.

     Upon successful completion of Phase 1 and following receipt of written authorization from BioNumerik to proceed with Phase 2, RPS will complete Phase 2: Site Qualification, during which RPS will prepare under current U.S. Food and Drug Administration ("FDA") Good Manufacturing Practices
     (cGMP) a number of [**] target batch size qualification batches in order to assure meeting the critical success criteria (the "Success Criteria") included in Annex 10 hereto. Should the first qualification batch be prepared under conditions deemed successful based on the Success Criteria, then the second batch may be eliminated and BioNumerik shall only be required to pay for such first batch. Should more than two batches be required in order to meet the Success Criteria, all batches prepared in excess of the first two batches will be done so at the expense of RPS without additional cost to BioNumerik. The price for these Phase 2 batches will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section 2.3 hereof.

         (c) Phase 3 - Validation Batches.

     Upon successful completion of Phase 2, RPS will complete Phase 3:
     Validation Batches, during which RPS will prepare under cGMP three (3)
     [**].

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THE OMITTED PORTIONS.




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     batches as described in the Project Description. The price for these Phase
     3 batches will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section 2.3 hereof.

         (d) Phase 4 - Commercial Batches.

     Upon successful completion of Phase 3, RPS will prepare under cGMP commercial batches of the Compound with quantities and delivery schedule to be agreed between BioNumerik and RPS. The price for the commercial batches will be as described in the Project Description attached hereto as Annex 1. It is expected that if BioNumerik gives RPS [**] prior notice of a need for a commercial batch, RPS will do its best to fulfill the order within such time frame. However, RPS cannot guarantee delivery of Compound [**] prior notice, but in any event RPS will deliver Compound within a maximum of six months after notification by BioNumerik, except in the event of an occurrence of a Force Majeure event described in Section 9.4.

2.2 (a) All Compound shall be manufactured and delivered in accordance with the Compound Specifications indicated in Annex 2. These Specifications will be obtained from BioNumerik, or will be developed in conjunction and with the approval of BioNumerik. Any changes in the Specifications will be agreed between BioNumerik and RPS prior to scale-up or commencing the production. In addition, manufacturing of all Compound by RPS (other than Compound manufactured as part of the Phase 1 Work) will be conducted in compliance with relevant current U.S. Food and Drug Administration ("FDA") Good Manufacturing Practices ("cGMP") and International Conference on Harmonisation ("ICH") guidelines.

         (b) Unless otherwise already specified in the Annexes hereto, the batch records; specifications for raw materials, intermediates and final products; and analytical test methods for all materials will be delivered to RPS by BioNumerik subsequent to the signing of this Agreement or BNPI will develop in conjunction with RPS any additional requirements. All batch records and production documentation specific to the Compound must be approved in writing by BioNumerik prior to use. Any changes in the production flow steps, analytical methods, production records, test methods, Specifications, or equipment used by RPS will require prior written approval by BioNumerik. RPS will provide a Certificate of Analysis and executed batch record with each shipment that describes product specifications and results.

         (c) All starting material and other raw materials necessary for the work hereunder will be supplied by RPS without additional charge to BioNumerik. RPS will have back-up starting material and raw materials available should BioNumerik decide to proceed with an additional batch of Compound in the event a batch fails. If a batch fails to meet Specifications due to factors under the control of RPS or is rejected by BioNumerik or

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         RPS due to critical failure to be manufactured in accordance with cGMP, and BioNumerik requests RPS to manufacture an additional batch of Compound or reprocess the batch that is out of specification ("OOS"), then RPS will conduct such manufacturing or reprocess at no additional charge to BioNumerik and will schedule the manufacture of such additional batch of Compound as soon as practical (and in any event within 30 days of BioNumerik's request, unless the manufacture within such time period is prevented by catastrophic equipment failure or other Force Majeure event described in Section 9.4). The specifications of the starting materials for manufacture of the Compound are as set forth on Annex 3 to this Agreement.

         (d) Procedures for release of the Compound have been agreed to by BioNumerik and RPS and are attached on Annex 5 hereto. The procedures to be followed upon the occurrence of an Out of Specification (OOS) or Out of Trend (OOT) event are contained in the standard operating procedures (SOPs) for the RPS [**]. Current copies of such SOPs have been previously provided by RPS to BioNumerik and RPS will promptly provide BioNumerik with any changes to such SOPs. These procedures contain specific timelines for investigation of OOS and OOT events. Timelines to be followed for a batch failure due to circumstances other than OOS and OOT events are also contained in the SOPs for the RPS Annan, Scotland facility. RPS will retain samples of each API batch of Compound and samples of all solid raw materials and intermediates used in the manufacturing for a period of at least 5 years following completion of the manufacturing, provided that commodity solid raw materials will be maintained for a period of at least one month following completion of the manufacturing.

         (e) RPS shall be responsible for conducting an audit program for vendors (including testing facilities) utilized by RPS in connection with manufacturing of the Compound as required to comply with cGMP and ICH Guidelines (including ICH guideline Q7A). RPS will provide BioNumerik with a copy of RPS' audit procedures and analytical approval process, and any updates or amendments to such procedures and process. BioNumerik has the right, during any audits of RPS conducted by BioNumerik, to review the records for all raw material and starting material vendor audits conducted by RPS with respect to raw materials and starting materials (as defined by ICH guidelines) for the Compound. In addition, BioNumerik shall also have the right to review the qualification records (as required by cGMP) of the vendors for the starting materials for the Compound, provided the starting materials are produced under cGMP. RPS shall promptly inform BioNumerik in the event of a concern with the quality or manufacturing compliance with respect to a raw material used in the manufacture of the Compound and RPS will coordinate with BioNumerik to assure a prompt resolution of any such concern. The results of all audits that have occurred that relate to the materials to be used in the manufacture of the Compound have previously been provided to BioNumerik, and RPS will promptly provide to BioNumerik the results of

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.
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         all such audits conducted in the future. BioNumerik and RPS agree that the materials listed on Annex 9 are the critical raw materials in connection with the manufacture of the Compound.

2.3 BioNumerik will pay RPS the payment amounts described in the Project Description in the following manner:

         (i)   [**]

         (ii)  [**]

         (iii) [**]

         (iv)  [**]

         (v) Notwithstanding any other provision of the Agreement or the Project Description, BioNumerik shall have no obligation to pay for (and RPS shall promptly refund to BioNumerik amounts paid to RPS for) any Phase 2 Compound amount, any Phase 3 Compound amount, or any Phase 4 Compound amount unless such Compound amount (i) is manufactured by RPS in compliance with current U.S. FDA Good Manufacturing Practices (cGMP), ICH guidelines, the manufacturing procedures specified herein, and in accordance with the other manufacturing procedures and information provided by BioNumerik to RPS, and (ii) is manufactured by RPS in accordance with the Specifications.

2.4 Except as otherwise specified above, payment for all Compound purchased from RPS by BioNumerik in accordance with this Agreement shall be made within 30 days after goods satisfying the required Specifications are shipped, by wire transfer in accordance with Annex 6.

2.5 RPS shall maintain all of the appropriate specifications and standard operating procedures related to the manufacturing of the Compound. These will be treated as controlled documents and will be maintained utilizing a suitable document control procedure to ensure proper issuance and change, respectively. During the term of this Agreement and for a period of at least five years thereafter, RPS shall maintain records of inspection and testing, lab notebooks and procedures made in connection with the manufacturing work conducted under this Agreement. In addition, RPS is in a position to either (i) prepare a Drug Master File (DMF) for BNP7787 for the United States, the European Union, and Japan, or (ii) provide BioNumerik with the necessary information so that the same information that would be included in the DMF can be included in the NDA or equivalent filing in the United States, the European Union, and Japan. RPS will prepare a DMF for BNP7787 upon request by BioNumerik and after reaching agreement with BioNumerik on the amount to be paid to RPS for preparing the DMF [**]. If, instead of requesting RPS to actually prepare a DMF, BioNumerik requests RPS to simply provide the information to BioNumerik for inclusion in the NDA or equivalent filing in the United States, the European Union, and Japan as described in clause (ii) of the fourth sentence of this paragraph, then RPS will provide such information without additional charge to BioNumerik.

2.6 RPS shall keep BioNumerik regularly informed of the status and progress of all stages of Phases 1, 2, 3, and 4, including manufacturing, through regular telephone or e-mail updates and through written summaries. During all periods that RPS is conducting any manufacturing for BioNumerik, RPS shall perform an annual product review, including a review of production history, deviations (if any), out of specification events, investigation programs adopted and the outcome of any investigations, any reprocessing conducted, ongoing stability results if generated at an RPS site, and site availability for the upcoming year. RPS shall communicate the results of its review to BioNumerik in writing.

2.7 RPS shall be responsible for complying with all transport regulations applicable to the provision of the Compound to BioNumerik in accordance with this Agreement.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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2.8      The Compound will be produced in the [**].

2.9 RPS shall promptly provide BioNumerik with written proof of any destruction of intermediates or API either upon reaching the expiry date or in the event RPS is requested by BioNumerik to destroy any such materials.

2.10 In the event of any disqualification of an RPS site relating to the manufacturing by any regulatory agency, RPS shall be responsible for the cost of any raw materials, intermediates or API produced up to such time.

3        INSPECTIONS AND CONTROLS

3.1 Subject to confidentiality obligations contained in Section 7, RPS agrees, without additional charge to BioNumerik, to allow inspections of its manufacturing facilities in which the Compound is being manufactured, analyzed or tested, by representatives of BioNumerik or its agents (including inspections by regulatory authorities) during normal working hours upon prior written notice to RPS, which notice will occur at least three days in advance of the inspection, unless not possible with respect to an inspection by a regulatory agency. RPS shall grant access to such premises and to the documentation necessary for or appropriate to the manufacturing and quality control of the Compound. During such visits, RPS shall make sure that at least one technical person from each of Quality Assurance, Quality Control, project teams, and, if reasonably possible, business development/coordination is present to answer questions or discuss matters of concern with the BioNumerik personnel conducting such audit or inspection.

3.2 RPS shall ensure all relevant and/or critical manufacturing, test and inspection equipment is maintained under a documented calibration and maintenance program. This includes providing equipment calibration certifications as required.

3.3 RPS will maintain environmental controls, including particulate and bioburden monitoring, pest controls and housekeeping procedures in accordance with FDA cGMP and ICH guidelines. The use of supplies of process water, air and particulate handling, etc., for cGMP manufacture of the Compound, shall be consistent with relevant FDA cGMP specifications and ICH guidelines.

3.4 RPS shall maintain a quality control department, which is a distinct department separate from manufacturing. RPS quality control/quality assurance will perform incoming, in-process and finished product inspections, review records, perform line clearance inspections, maintain batch history records, provide batch history records for review and accuracy and completeness and provide product release services. RPS

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         will promptly inform BioNumerik of any changes in management control related to the work conducted hereunder.

3.5 The conditions to be maintained for the storage of API, raw materials, and intermediates are set forth on Annex 7.

3.6 RPS will promptly notify BioNumerik of any FDA or other material regulatory inspection of RPS related to the Compound, and will promptly provide BioNumerik with a copy of documentation relating to such inspection. BioNumerik shall have the right to communicate at any time with the FDA or any regulatory agency or body regarding such matters, provided any communication with the FDA regarding potential inspection of RPS' plants should be done in coordination with RPS. BioNumerik will provide appropriate support for any such inspection, including data and information relating to critical parameters and justification for the process for manufacturing the Compound.

3.7 At all times during the term of this Agreement, each of the parties shall carry and keep in force a general liability insurance policy, in support of their liability obligations to one another hereunder.[**] Certificate of Insurance evidencing RPS's coverage and a Certificate of Insurance evidencing BioNumerik's coverage are attached hereto as Annex 8 hereto. .

4        PRODUCT WARRANTIES

4.1 RPS warrants and represents that the Compound manufactured by RPS and delivered to BioNumerik, its affiliates or sub-licensee(s) hereunder shall conform to the Specifications (except as otherwise provided in Section 2.2 hereof) when delivered and, when expressly required by the Project Description, be manufactured in accordance with all applicable laws and regulations relating to the manufacture of the Compound, including but not limited to, current U. S. FDA Good Manufacturing Practices (cGMP) and ICH guidelines. RPS will maintain at least 25 to 50 grams of the Compound from each batch produced as a retained sample. Such retained sample will be maintained at RPS' facility and RPS will store such retained sample under suitable storage conditions adequate for the purpose of development as specified by BioNumerik. RPS further represents and warrants that RPS is not aware that the manufacturing process for the Compound or the Product or the use of such process

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         infringes or will infringe the claims under any patent or other intellectual property right of RPS or any third party; RPS will immediately inform BioNumerik if it should become aware of any such infringement or potential infringement.

         EXCEPT FOR THE FOREGOING, RPS MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY REPRESENTATION OR ANY WARRANTY THAT USE OF THE PROCESS FOR MANUFACTURE OF THE PRODUCT OR USE OR SALE OF PRODUCT, WHETHER OR NOT SUCH PRODUCT IS MADE BY THE PROCESS FOR MANUFACTURE OF THE PRODUCT, WILL NOT INFRINGE THE CLAIMS UNDER ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF RPS OR ANY THIRD PARTY.

         Limitations. RPS'S SOLE LIABILITY AND BIONUMERIK'S EXCLUSIVE REMEDY IN THE CASE OF PRODUCT DELIVERED HEREUNDER TO BIONUMERIK THAT DOES NOT MEET PRODUCT SPECIFICATIONS SHALL BE, AT RPS'S OPTION, TO USE COMMERCIALLY REASONABLE EFFORTS TO REPLACE THE DEFECTIVE PRODUCT WITH PRODUCT THAT CONFORMS WITH THE PRODUCT SPECIFICATIONS OR TO REFUND THE FEES AND CHARGES PAID TO RPS FOR THE SERVICES RELATED TO SUCH NON-CONFORMING PRODUCT. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF RPS, RPS'S LIABILITY FOR ANY CLAIM OF BIONUMERIK RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE FEES AND CHARGES PAID TO AND RECEIVED BY RPS FOR THE SERVICES PERFORMED TO WHICH ANY SUCH CLAIM RELATES. IN NO EVENT SHALL EITHER RPS OR BIONUMERIK BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS), PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES IN ANY WAY ASSOCIATED WITH THIS AGREEMENT, REGARDLESS OF THE FORM OR BASIS OF ANY CLAIM OR ACTION. ALL CLAIMS CONCERNING PRODUCT DELIVERED TO BIONUMERIK HEREUNDER MUST BE MADE IN WRITING RECEIVED BY RPS WITHIN NINETY (90) DAYS AFTER THE DATE OF DELIVERY, FAILING WHICH CLAIM NOTICE SUCH PRODUCT SHALL BE DEEMED ACCEPTED BY BIONUMERIK "AS IS" AND ALL CLAIMS BY BIONUMERIK IN RELATION TO SUCH DELIVERED PRODUCT SHALL BE DEEMED WAIVED. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS ARTICLE 4 IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES CONTAINED IN ARTICLE 9.

5        DEBARMENT CERTIFICATION

5.1 RPS warrants that it will not knowingly use in connection with the services rendered under this Agreement in any capacity the services of any person


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         debarred under the U.S. Food, Drug & Cosmetic Act or any other similar law or regulation governing drug manufacturing.

6        INDEPENDENT CONTRACTOR STATUS

6.1 Each of the Parties in performing this Agreement shall be and be deemed to be acting as an independent contractor and not as the agent or employee of the other. Neither RPS nor BioNumerik shall have any authority whatsoever to act as agent or representative of the other party nor any authority or power to contract or create any obligation or liability on behalf of the other party or otherwise bind any other party in any way for any purpose.

7        CONFIDENTIALITY

7.1 Each Party shall hold all Confidential Information received from the other Party in strictest confidence and shall use the same level of care to prevent any unauthorized use or disclosure of such Confidential Information as it exercises in protecting its own information of similar nature. A Party shall not disclose any Confidential Information received from the other Party to any third party without the prior written consent of the other Party.

7.2 The Confidential Information shall be supplied to the Parties in written form and shall be identified as being confidential and disclosed under the provisions of this Agreement. Any information that is disclosed in oral form shall be confirmed in writing within sixty
         (60) days after disclosure and be deemed included within the scope of this Agreement.

7.3 Each Party shall have the right to disclose the Confidential Information of the other Party to the minimum number of those officers and employees of such receiving Party who need to know it for the purposes of this Agreement. Such disclosure is allowed only on condition that the persons to whom the Confidential Information will be disclosed shall be, by law, contract or other binding undertaking, under confidentiality obligations corresponding to those set out in this Agreement.

7.4      The disclosing Party retains all rights to its Confidential
         Information.

7.5      The confidentiality obligations of this Agreement shall not apply to:

         a) Confidential Information which at the time of the disclosure is in the public domain; or

         b) Confidential Information which, after disclosure, becomes part of the public domain otherwise than by breach of this Agreement; or

         c) Confidential Information which can be established by reasonable and competent proof to have already been in the


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                  receiving Party's possession prior to disclosure and was not acquired, directly or indirectly, from the disclosing Party;
                  or

         d) Confidential Information which a receiving Party shall receive from a third party who has the legal right to disclose it and who would by disclosure not breach, directly or indirectly, any confidentiality obligation to either Party; or

         e) Confidential Information which is released for disclosure by prior written consent of the disclosing Party; or

         f) Confidential Information which has been independently developed by a Party hereto without the use or benefit of Confidential Information received from the other Party; or

         g) Confidential Information which is required to be disclosed by law or by order of court of competent jurisdiction, provided that due advance notice is given to the other Party of such a requirement and also such disclosure is then made only to the minimum extent so required.

         h) In addition to the foregoing, the existing Confidentiality Agreement (the "Confidentiality Agreement), dated as of June 25, 2003, among BioNumerik, Baxter Oncology GmbH, and RPS shall remain and continue in full force and effect after the date hereof in accordance with its terms.

         All obligations under Section 7 of this Agreement shall terminate 5 years after the termination of this Agreement.

7.6 The burden of proving that any of the above exceptions is applicable to a Party to relieve it of its liability or obligations hereunder shall be upon the Party claiming such exception(s).

8        INTELLECTUAL PROPERTY RIGHTS

8.1 a) As used herein "Intellectual Work Product" means all inventions, modifications, discoveries, improvements (including, without limitation, process improvements and improvements in analytical methods), processes, techniques, documentation, scientific and technical data, drawings and other information (other than the RPS Technology) that is generated as a result of any of the manufacturing services and other projects performed for BioNumerik by RPS. "RPS Technology" means all present and future documentation, scientific and technical data, processes, test procedures and other information and techniques that are owned, developed or licensed by RPS relating to the development, formulation or manufacture of chemical and pharmaceutical substances and that are not developed hereunder or in connection with the manufacturing or other projects performed for BioNumerik by RPS. BioNumerik shall not own any of the RPS Technology. RPS will, however, use know-how and experience of RPS to facilitate the efficient manufacture of the Compound.

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         b) The parties hereto understand and agree that no rights are being conveyed to RPS (or any of their affiliates) to use any BioNumerik Technology (as hereafter defined) for any purpose other than the sole purpose of preparing the Compound for the benefit of BioNumerik in accordance with the terms of this Agreement. As used herein, "BioNumerik Technology" means all present and future documentation, scientific and technical data, processes, test procedures, information, techniques, technology, patents, patent rights, inventions and other intellectual property rights that are owned, developed, or licensed by BioNumerik.

8.2 a) RPS acknowledges that BioNumerik shall be the sole and exclusive owner of all Intellectual Work Product (except the RPS Technology, as described above in Section 8.1). In consideration of the covenants contained herein, and for other good and valuable consideration set forth herewith, RPS hereby assigns and transfers to BioNumerik and its successors and assigns all right, title and interest that RPS has or may later acquire in and to the Intellectual Work Product under copyright, patent, trade secret and trademark law. Such assignment includes the assignment of the entire right, title and interest in and to all applications for letters patent and any and all letters patents in the United States of America and all foreign countries which may be granted on and in connection with the Intellectual Work Product. Upon request by RPS, BioNumerik will meet with RPS to discuss the possibility of providing RPS with a non-exclusive, royalty free, non-sublicensable license to practice the Intellectual Work Product described in 8.1(a) above for the purpose of manufacturing compounds other than the Compound that are not similar to or related to the Compound [**]. BioNumerik will have no obligation to grant such a license and any determination to grant such a license will be made in the sole discretion of BioNumerik and will be based upon such considerations as BioNumerik deems appropriate.

         b) RPS agrees to cooperate with BioNumerik so that BioNumerik may enjoy to the fullest extent the entire right, title and interest in and to the Intellectual Work Product. In connection therewith, RPS agrees to execute, if necessary, additional papers and documents and to take all actions requested by BioNumerik in order to (a) further evidence ownership of the Intellectual Work Product by BioNumerik and its successors and assigns and (b) allow BioNumerik to procure, maintain and enforce all letters patent and intellectual property rights to the Intellectual Work Product. BioNumerik agrees to reimburse RPS all reasonable costs in relation to the production of additional papers and documents.

         c) In addition, for the purpose of the work conducted by RPS for the BNP7787 manufacturing project as described in the Project Description, RPS will not incorporate any of its proprietary technologies toward a synthesis or manufacturing process.

         d) RPS is hereby granted a worldwide, nonexclusive, royalty-free license to practice the Intellectual Work Product solely for the purpose of preparing Compound on behalf of BioNumerik in accordance with this Agreement and the Project Description.

         e) BioNumerik warrants and represents that the Products manufactured and delivered by RPS under this Agreement will be used solely by


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         BioNumerik or its designated assignees, licensees, representatives or alliance partners for legally permissible purposes. BioNumerik further represents and warrants that it has the right to disclose its Confidential Information to RPS, including without limitation all technology made available by BioNumerik to RPS for the manufacture of the Compound subject to and in accordance with the provisions of this Agreement, and that BioNumerik has the right to license such technology to RPS for such purpose and RPS may use it accordingly, all free and clear of any intellectual property or other rights of third parties, all subject to and in accordance with the provisions of this Agreement.

8.3 Except as specifically described in this Agreement, no right, title, interest, or license in or to any trademark, patent, copyright or service mark or symbol or any other intellectual property right of a party is granted to the other party under this Agreement.

9        INDEMNIFICATION PROVISIONS; FORCE MAJEURE; ARBITRATION

9.1 BioNumerik will indemnify and hold harmless RPS, its affiliates, any present or future parent or subsidiary of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified RPS Parties") against any and all losses, liabilities, damages, costs and expenses including, but not limited to, reasonable attorney fees and any and all reasonable expenses incurred in defending against any litigation, commenced or threatened, or any claim, and any and all amounts reasonably paid in settlement of any claim or litigation, commenced or threatened ("Losses"), arising out of (i) product liability and patent and trademark infringement suits regarding any active pharmaceutical ingredient or raw materials relating to the projects hereunder, including but not limited to, any bulk drug, or the Compound, (ii) any failure by BioNumerik to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), (iii) the breach of any representation, warranty, or covenant of BioNumerik contained in this Agreement, (iv) the use by RPS of any raw or component material(s) supplied by BioNumerik to RPS or by a third party on BioNumerik's behalf, or (v) the promotion, marketing, distribution and sale, whether directly or through distributors, of BNP7787; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL BIONUMERIK INDEMNIFY OR HOLD HARMLESS ANY OF THE INDEMNIFIED RPS PARTIES IN THE EVENT RPS OR ANY INDEMNIFIED RPS PARTY, IS IN ANY WAY RESPONSBILE BY NEGLIGENCE OR WILLFUL ACT FOR SUCH LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES.

9.2 RPS will indemnify and hold harmless BioNumerik, its affiliates, any present or future parent or subsidiary of any of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified BioNumerik Parties") against any and all Losses arising out of (i) any breach of any representation, warranty, covenant or agreement of RPS contained in this Agreement, (ii) any failure by RPS to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), or
         (iii) any product recalls or withdrawals, personal injury, product liability or property damage relating to or arising from any Compound supplied by RPS under this Agreement, BUT ONLY TO THE EXTENT SUCH RECALLS OR WITHDRAWALS, PERSONAL INJURY, PRODUCT LIABILITY OR PROPERTY DAMAGE REFERRED TO WITHIN (iii) OF THIS PARAGRAPH IS ATTRIBUTABLE TO RPS'S BREACH OF THIS AGREEMENT, OR RPS'S FAILURE TO MANUFACTURE ANY PRODUCT IN CONFORMANCE WITH THE SPECIFICATIONS AND REQUIREMENTS SET FORTH IN THIS AGREEMENT; provided further that RPS will not indemnify or hold harmless Indemnified BioNumerik Parties for any losses arising out of BioNumerik's negligence.

9.3 Conditions of Indemnification: With respect to any indemnification obligations of either Party to the other Party under this Agreement, the following conditions must be met for such indemnification obligations to become applicable:

         a) The indemnified Party shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder;

         b) The indemnifying party shall be allowed to timely undertake the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense;

         c) The indemnified Party shall at its sole expense render reasonable assistance, information, cooperation and authority to permit the indemnifying Party to defend such action.

9.4 Force Majeure. Neither party shall be liable to the other for damages of any sort arising from any delay or default in such party's performance hereunder caused by events or conditions beyond such party's reasonable control and which such party is unable through the exercise of due diligence to prevent, including, but not limited to, acts of nature, government or regulatory action, war, civil commotion, destruction of synthesis or production facilities or materials by earthquake, fire, flood or storm, or public utilities ("Force Majeure"). Each party agrees promptly to notify the other party of any event of Force Majeure and to employ all reasonable efforts toward prompt resumption of its performance when possible. If Force Majeure prevents performance by one party of its obligations hereunder in whole or in part for more than thirty (30) days, the other party shall have the right to terminate any remaining Phase or Phases of the Project or the remainder of this Agreement upon written notice to the non-performing party. In no event shall Force Majeure affecting RPS obligate RPS to procure supplies of Product for BIONUMERIK from alternate suppliers, or to allocate its available manufacturing resources and product supplies in other than a fair and reasonable manner giving equal consideration to the internal manufacturing needs of RPS and its affiliates and to the needs of BioNumerik and RPS' regular customers whether or not they are then under contract.

9.5      [**]

10       TERM AND TERMINATION

10.1 This Agreement shall enter into force as of the Effective Date of the Agreement and unless earlier terminated, shall continue in full force and effect until one year after completion of the projects described in the Project Description. Sections 4, 8, 9, and 13 shall survive any termination of this Agreement. The obligations under Section 7 of this Agreement shall terminate 5 years after the termination of this Agreement.

10.2 Either Party shall have the right, without prejudice to any other rights or remedies available to it, to terminate this Agreement for cause with immediate effect by written notice to the other Party in any of the following events:

         a) The other Party defaults in the performance of any of its obligations under this Agreement and such default continues unremedied for thirty (30) days from notice to the defaulting Party;

         b) The other Party intentionally makes (or is discovered to have intentionally made) any material false representations, reports or claims in connection with the business relationships of the Parties;


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         c) Any of the representatives of the Parties engages in (or is discovered to have engaged in) fraudulent, criminal or negligent conduct in connection with the business relationships of the Parties;

         d) The other Party files a petition in bankruptcy, is adjudicated bankrupt, files for reorganization, is placed in liquidation, makes a general assignment for the benefit of its creditors, becomes insolvent or is otherwise unable to fulfill its business obligations.

10.3 BioNumerik may also terminate this Agreement at any time with or without cause upon [**] written notice to RPS, provided that, upon termination of this Agreement by BioNumerik without cause, BioNumerik will pay to RPS the price as agreed in the Project Description up to the costs incurred at the point of termination of the Agreement.

10.4 RPS may terminate this Agreement upon [**] written notice to BioNumerik if, as a result of the services performed by RPS prior to such termination and RPS's findings relevant thereto, RPS has determined that, after expending diligent efforts towards the manufacture of the Compound, it simply cannot make the Compound required for future phases of this Agreement within the Specifications (as defined in this Agreement), such written notice to include an explanation of the basis for any such decision by RPS. In the event of any such termination of this Agreement by RPS, BioNumerik shall only be responsible for the payment of fees and charges for services performed by RPS hereunder through the termination date specified in RPS's termination notice, and then only to the extent that BioNumerik is able to utilize the Compound resulting from such services.

11       CRITICAL INTERFACES AND NOTICES

11.1 All notices referred to herein shall be sent by prepaid registered mail, by recognized courier service (such as Federal Express), or by facsimile and shall be deemed delivered if sent to the addresses of the respective Parties hereinbelow indicated, or such other address as is furnished by such notice to the other Party.

         Notices and payments to RPS shall be made in accordance with the RPS contact information contained in the Project Description:


         Notices and invoices to BioNumerik shall be made to:

         BIONUMERIK PHARMACEUTICALS, INC.
         Suite 1250,
         8122 Datapoint Drive,
         San Antonio, TX 78229, USA
         Attn:    Dr. Harry Kochat, Senior Manager
                  Chemistry & Manufacturing Operations
         Fax:     +1 210 614 9439
         Phone:   +1 210 614 1701
         e-mail: harry.kochat@bnpi.com

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         with a copy to:
         Frederick H. Hausheer, M.D.,
         Chairman and CEO
         BioNumerik Pharmaceuticals, Inc.,
         Suite 1250,
         8122 Datapoint Drive
         San Antonio, TX 78229, USA
         Fax:      +1 210 614 0643
         Phone:    +1 210 614 1701

11.2     STATUS UPDATES.

         RPS shall keep BioNumerik regularly informed of the status and progress of all stages of the Phase 1, 2, 3, and 4 work, including manufacturing, through regular telephone or e-mail updates and through written summaries.

11.3     CONTACT PROCEDURES.

         The following individuals shall serve as initial points of contact at RPS and BioNumerik with respect to any questions or occurrences that may arise with respect to the Agreement and the work conducted hereunder:

         RPS CONTACTS:

         TECHNICAL MATTERS: Paul Quigley

         PAYMENT OR FINANCIAL MATTERS: Paul Ryan

         BUSINESS OR CONTRACT MATTERS: Kim Thomson (with copy to Gordon
         Jamieson)


         BIONUMERIK CONTACTS:

         TECHNICAL MATTERS:
         Dr. Harry Kochat
         Jason Sondgeroth

         PAYMENT OR FINANCIAL MATTERS:
         Steve Riebel - Vice President & Chief Financial Officer
         Michael Edwards - Controller

         BUSINESS OR CONTRACT MATTERS:
         Dr. Fred Hausheer - Chief Executive Officer
         David Margrave - Vice President, Administration & General Counsel Steve Riebel - Vice President & Chief Financial Officer

11.4     CHANGE MANAGEMENT.

         RPS will promptly notify BioNumerik whenever there is a change in management or key personnel on the project for the work to be conducted hereunder.

11.5 Complaint Procedures: Procedures to address any complaint related to the manufacturing of the Compound are contained in the standard operating procedures (SOPs) for the RPS Annan, Scotland facility. Current copies of such SOPs have been previously provided by RPS to BioNumerik and RPS will promptly provide BioNumerik with any changes to such SOPs.

11.6     Responsibility for Regulatory Communications.

         (a) BioNumerik will have responsibility for initial regulatory communication with the FDA and other regulatory agencies regarding the manufacture of the Compound.

         (b) RPS will have responsibility for providing back-up assistance and support as requested by BioNumerik in connection with communications with the FDA and other regulatory agencies regarding the manufacture of the Compound. In addition, RPS will have responsibility for regulatory communication with the FDA and other regulatory agencies (following coordination with BioNumerik) with respect to the process of RPS' manufacture of the Compound up to the point that the manufactured Compound is delivered to the U.S. main port for further shipment as designated by BioNumerik.

12       ASSIGNMENT

12.1 This Agreement is deemed personal to BioNumerik and RPS. Neither Party shall, without prior written consent of the other Party, assign this Agreement or any of its rights nor delegate any of its duties or obligations herein. Both Parties agree not to unreasonably withhold consent if such an assignment is contemplated in connection with the sale or merger by a Party of all or substantially all of its business or assets to a third Party, providing the non-assigning Party receives and accepts such written assurances of continued performance and commitments from the assignee under this Agreement as it may reasonably require prior to such an assignment becoming effective. Any assignment or delegation in derogation of this provision shall be deemed null and void.

13       MISCELLANEOUS

13.1 WAIVERS: Failure of either Party at any time to require strict performance by the other Party of any of the provisions of the Agreement shall in no way affect the right thereafter to enforce the same, nor shall the waiver of any term, provision, covenant or condition hereof be taken or held to be a waiver of any subsequent breach hereof or as nullifying the effectiveness of such term, provision, covenant or condition.

13.2 COUNTERPARTS: This Agreement may be executed in two or more counterparts, which all together shall constitute one instrument.

13.3 ENTIRE AGREEMENT: This Agreement and its annexes (including, without limitation, the Project Description) embody the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

13.4 AMENDMENTS: No amendments or modifications of this Agreement will be deemed legally binding unless made in writing and signed by both Parties hereto.

13.5 SEVERABILITY: In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by amending or limiting such invalid, illegal, or unenforceable provision so as to conform as closely as possible to the intent of the Parties or, if such is not possible, by deleting such provision from this Agreement.

13.6 ANNEXES: The Annexes form an integral part of this Agreement. Should any internal discrepancies or variances occur between this Agreement and its Annexes (including the Project Description), this Agreement shall take precedence.

13.7 GOVERNING LAW: THIS AGREEMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA FOR ALL PURPOSES IN CONNECTION WITH ANY PROCEEDING THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT.

13.8 HEADINGS: The headings in this Agreement may not be used in the interpretation of any provisions hereof.

13.9 USE OF NAMES: Except as expressly required pursuant to law, neither party will without prior written consent of the other:

         (a) Use in advertising, publicity, promotional premiums or otherwise, any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party, or

         (b) Represent, either directly or indirectly, that any product or service of one party is a product or service of the other.

In Witness Hereof,

         the Parties hereto through their authorized representatives have executed this Agreement as of the date first written above.


RHODIA PHARMA SOLUTIONS INC.,
on behalf of itself and its subsidiary, Rhodia Pharma Ltd.


By:      /s/ [ILLEGIBLE]

Title:   President

Date:    February 23, 2004



BIONUMERIK PHARMACEUTICALS, INC.


By:      /s/ FREDERICK H. HAUSHEER

Title:   Chief Executive Officer

Date:    effective as of February 10, 2004

ANNEXES


Annex 1:          [**]

Annex 2:          [**]

Annex 3:          [**]

Annex 4:          [**]

Annex 5:          [**]

Annex 6:          RPS Wire Transfer Information

Annex 7:          [**]

Annex 8:          [**]

Annex 9:          [**]

Annex 10:         [**]



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 6: RPS WIRE TRANSFER INFORMATION


               HSBC
               Newcastle upon Tyne City Branch
               Account Number: 37450236  (605-480771-130)
               IBAN CODE: GB48 MIDL 4005 1537 4502 36
               Swift Code: MIDLGB22